UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2014 (November 21, 2014)

OxySure Systems, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 21, 2014, OxySure Systems, Inc. entered into a definitive agreement (“Agreement”) related to a merger with Estill Medical Technologies, Inc. The Agreement provided that either party could terminate the Agreement and abandon the transactions contemplated thereby by giving written notice to the other party if the closing did not occur on or before 5:00 p.m., Dallas, Texas time, on November 19, 2014. Both parties elected to give such a notice, with the result that the Agreement is now terminated and the transactions contemplated thereby are abandoned. There can be no assurance that the parties will re-engage or continue discussions.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2014

OXYSURE SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Julian T. Ross
BY:	Julian T. Ross
ITS:	Chief Executive Officer, President,
Chief Financial Officer, and Secretary